Exhibit 5.1

Maslon LLP

Phone: (612) 672-8200

www.maslon.com

January 27, 2023

Fresh Vine Wine, Inc.

11500 Wayzata Blvd. #1147

Minnetonka, MN 55305

Re: Registration Statement on Form S-1 – Exhibit 5.1

Ladies and Gentlemen:

We have acted as counsel for Fresh Vine Wine, Inc., a Nevada corporation (the “Company”) in connection with in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-1 (File No. 333-269082), as amended (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to (i) the distribution by the Company of non-transferable subscription rights (the “Rights”) to be distributed by the Company without consideration in connection with a rights offering (the “Rights Offering”) to holders of record of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) the offering of 6,366,129 units (the “Units”), each consisting of (A) one share of Common Stock (the “Shares”) and (B) warrants (the “Warrants”) to purchase one share of Common Stock (the “Warrant Shares”).

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinion hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs.). As to any facts material to the opinions expressed herein, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

We are members of the bar of the State of Minnesota and express no opinion as to the laws of any state or jurisdiction other than the corporation laws of the State of Nevada (including the statutory provisions and all applicable judicial decisions interpreting those laws) and the federal laws of the United States of America. With respect to our opinion in Paragraph 4 relating to the enforceability of the Warrants, which by their terms are governed by the laws of the State of New York, we have assumed without investigation or review that the internal law of the State of New York is identical to the internal law of the State of Minnesota.

Subject to the foregoing and the other matters set forth herein, it is our opinion that:

1.	The Rights, when issued and delivered as described in the Registration Statement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	The Units, when issued, delivered and paid for as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

3.	The Shares have been duly authorized and, upon issuance and delivery by the Company as contemplated by the Registration Statement against receipt of the consideration set forth therein, will be validly issued, fully paid and non-assessable.

Fresh Vine Wine, Inc.

January 27, 2023

4.	The Warrants, when duly executed by the Company and duly delivered to the purchasers thereof against payment therefor as described in the Registration Statement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.	The Warrant Shares have been duly authorized and if, as, and when the Warrant Shares are issued and delivered by the Company upon exercise of the Warrants in accordance with the terms thereof, including, without limitation, the payment in full of applicable consideration, the Warrant Shares will be validly issued, fully paid and non-assessable.

The opinions set forth in paragraphs 1 and 4 above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and (ii) the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Sincerely,